UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): September 29, 2026

MOUNT LOGAN CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC
8.00% Senior Notes Due 2031	MLCIL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On October 9, 2026, MLC US Holdings LLC (“MLC Sub”), a wholly owned indirect subsidiary of Mount Logan Capital Inc. (the “Company”), as borrower, entered into a Limited Waiver, Partial Collateral Release and Amendment No. 6 (“Amendment No. 6”) to the Credit Agreement, dated as of August 20, 2021 (as amended, the “Credit Agreement”), by and among MLC Sub, the lenders party thereto (the “Lenders”) and the agent party thereto (the “Agent”). The Company, Mount Logan Management, LLC and certain other subsidiaries of the Company are guarantors of MLC Sub’s obligations under the Credit Agreement.

Amendment No. 6 was entered into in connection with certain transactions relating to funds formerly managed by subsidiaries of the Company. On September 29, 2026, Alternative Credit Income Fund (“ACIF”) merged with and into BC Partners Lending Corporation (“BCPLC”), with BCPLC as the surviving company (the “BCP ACIF Merger”), and the investment management agreement between ACIF and Sierra Crest Investment Management LLC (“SCIM”), in which the Company holds a minority ownership interest of 24.99%, was terminated. In connection with the BCP ACIF Merger, BC Partners Advisors L.P. (“BCPA”), BCPLC’s investment adviser, entered into a revenue share agreement with SCIM (the “Revenue Share Agreement”) under which BCPA pays an ongoing revenue share equal to 29.88% of the management and incentive fees it receives under its advisory agreement with BCPLC, less certain allocable sales force compensation. SCIM then assigned all of its rights under the Revenue Share Agreement, including the right to receive the revenue share payments, to MLC Sub in full satisfaction of the outstanding principal under the amended and restated promissory note issued by SCIM in favor of MLC Sub, originally issued in the principal amount of $15.0 million (the “SCIM Promissory Note”), which had been pledged as collateral under the Credit Agreement. Following SCIM’s payment of all accrued and unpaid interest on the SCIM Promissory Note and the assignment, the SCIM Promissory Note was cancelled pursuant to the Assignment and Cancellation Agreement (as defined below).

Pursuant to Amendment No. 6, the Lenders constituting the Required Lenders (as defined in the Credit Agreement) waived certain specified events of default under the Credit Agreement arising from the termination of the ACIF investment management agreement in connection with the BCP ACIF Merger, and the cancellation of the SCIM Promissory Note, as well as the termination of the management agreement of Logan Ridge Finance Corporation in connection with its July 15, 2025 merger into Portman Ridge Finance Corporation (now BCP Investment Corporation). The waiver is limited to those specified events of default. The Agent also agreed that, upon its cancellation, the SCIM Promissory Note no longer constitutes collateral under the Credit Agreement and related loan documents.

In addition to amending the Credit Agreement to reflect the foregoing transactions, Amendment No. 6 contains customary representations and warranties, conditions to effectiveness and covenants. The Company and the other guarantors also reaffirmed their guarantees and other obligations under the Credit Agreement and related loan documents.

The foregoing descriptions of Amendment No. 6 and the Revenue Share Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The information in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 29, 2026, in connection with the consummation of the BCP ACIF Merger, MLC Sub entered into an Assignment and Cancellation Agreement with SCIM (the “Assignment and Cancellation Agreement”), pursuant to which the SCIM Promissory Note was cancelled and all obligations thereunder were deemed satisfied in full in exchange for the assignment to MLC Sub of SCIM’s rights under the Revenue Share Agreement, as described in Item 1.01 above.

The Amended and Restated Master Services Agreement, dated as of December 17, 2020, between MLC Sub and SCIM (the “Services Agreement”), under which MLC Sub provided certain services to SCIM relating to its investment advisory business, terminated in accordance with its terms upon the consummation of the BCP ACIF Merger. Under the Assignment and Cancellation Agreement, amounts outstanding under the Services Agreement are to be promptly paid, except that the net amount owed by MLC Sub to SCIM, initially calculated to be approximately $3.4 million and subject to mutual confirmation, will be repaid quarterly by offset against a percentage of the revenue share payments to MLC Sub until paid in full.

No early termination penalties were incurred by the Company or MLC Sub in connection with the cancellation of the SCIM Promissory Note or the termination of the Services Agreement.

The foregoing description of the Assignment and Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment and Cancellation Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1^	Limited Waiver, Partial Collateral Release and Amendment No. 6, dated as of October 9, 2026, by and among MLC US Holdings LLC, the Lenders party thereto and the Agent party thereto.
10.2	Revenue Share Agreement, dated as of September 29, 2026, by and between BC Partners Ad-visors L.P. and Sierra Crest Investment Management LLC
10.3	Assignment and Cancellation Agreement, dated as of September 29, 2026, by and between MLC US Holdings LLC and Sierra Crest Investment Management LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
^ Certain information contained in this exhibit has been omitted because it is not material and is the type that the     registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	October 15, 2026	By:	/s/ Brandon Satoren
		Name:	Brandon Satoren
		Title:	Chief Financial Officer